EX-99.906CERT

CERTIFICATION OF PRESIDENT AND TREASURER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

R. Jeffrey Young, President, and William J. Murphy, Treasurer of Valued Advisers Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer                                                              Treasurer and Principal Financial Officer
Valued Advisers Trust                                                                                                Valued Advisers Trust

_/s/ R. Jeffrey Young__                                                                                              /s/ William J. Murphy
R. Jeffrey Young                                                                                                          William J. Murphy

Date:   12/29/2011                                           Date:  12/29/2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Valued Advisers Trust and will be retained by Valued Advisers Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.